UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2015 (May 26, 2015)

Exact name of registrant as specified in its charter	State or other jurisdiction of incorporation or organization	Commission File Number	I.R.S. Employer Identification No.
2U, Inc.	Delaware	001-36376	26-2335939

8201 Corporate Drive, Suite 900 Landover, Maryland	20785
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 892-4350

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                   Submission of Matters to a Vote of Security Holders

The 2015 Annual Meeting of Stockholders (the “Annual Meeting”) of 2U, Inc. (the “Company”) was held on Tuesday, May 26, 2015 at 3:30 p.m. (Eastern time). At the Annual Meeting, the Company’s stockholders voted on two proposals. The proposals are described in more detail in the Company’s definitive proxy statement on Schedule 14A (the “Proxy Statement”) as filed with the Securities and Exchange Commission (the “SEC”) on April 16, 2015. The voting results for each of the proposals are as follows.

1.  The stockholders voted upon and approved the election of three (3) Class I directors to the Company’s Board of Directors, with the following vote results:

Director	Votes For	Votes Withheld	Broker Non-Votes	Votes For as a % of Outstanding
Paul A. Maeder	28,686,991	3,998,593	5,793,744	69.60%
Christopher J. Paucek	27,237,616	5,447,968	5,793,744	66.08%
Robert M. Stavis	27,504,168	5,181,416	5,793,744	66.73%

For each director to be elected, a plurality of the votes cast by the Company’s outstanding shares of common stock was required.

2. The stockholders voted upon and ratified the appointment of KPMG LLP as 2U’s independent registered accounting firm for the fiscal year 2015, with the following vote results:

Votes For	Votes Against	Votes Abstained	Votes For as a % of Outstanding
37,583,456	5,445	890,427	91.18%

To ratify the appointment of KPMG LLP by the Audit Committee, the affirmative vote of a majority of the Company’s outstanding shares of common stock was required.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

2U, INC.

By:	/s/ Christopher J. Paucek
Name:	Christopher J. Paucek
Title:	Chief Executive Officer

Date: May 28, 2015